Exhibit 10.6

NIAID BIOLOGICAL MATERIALS TRANSFER AGREEMENT

This Agreement is entered into by the National Institute of Allergy and Infectious Diseases (“NIAID”), an institute of the National Institutes of Health (“NIH”), which is part of the U.S. Public Health Service (“PHS”) and the Department of Health and Human Services (“DHHS”), an agency of the U.S. Government, having an address at 6610 Rockledge Drive, Room 4071, Bethesda, Maryland 20892, U.S.A. and GeneMax Pharmaceuticals Inc. (“Recipient”), a corporation of Delaware, having an office at 400 — 1681 Chestnut Street, Vancouver BC V6J 4M6, Canada.

1.	Definitions:

a.	“Materials” means the following biological materials: Modified Vaccinia Ankara (MVA) virus 572.FHE-22.02.1974, as described in Mayr et al., Passage history, properties and applicability of the attenuated vaccinia virus strain MVA, Infection 3:6-14 (1975) and which was plaque purified by Dr. Bernard Moss of the NIAID.

b.	“Commercial Products” means a Modified Vaccinia Ankara (MVA) Vaccine, which includes Materials or its derivatives.

2.	Recipient wishes to use the Materials provided under this Agreement in its internal commercial research, product development and marketing of Commercial Products. Recipient represents that it has the facilities, personnel, and expertise to use the Materials for such commercial purposes and agrees to expend reasonable efforts and resources to develop Commercial Products in a timely manner using the Materials.

3.	NIAID hereby grants to Recipient worldwide, non-exclusive rights to make, have made, and use the Materials and to make and have made, to use and have used, to sell and have sold, and to offer to sell Commercial Products in the Field of Use of Smallpox Vaccines.

4.	To the extent permitted by law, Recipient agrees to treat in confidence, for a period of three (3) years from the date of its disclosure, any of NIAID’s written information about the Materials that is stamped “CONFIDENTIAL,” except for information that was previously known to Recipient or that is or becomes publicly available or which is disclosed to Recipient without a confidentiality obligation. Any oral disclosures from NIAID to Recipient shall be identified as being CONFIDENTIAL by notice delivered to Recipient within ten (10) days after the date of the oral disclosure. Recipient may publish or otherwise publicly disclose the results of its research activities with the Materials, but if NIAID has given CONFIDENTIAL information to Recipient such public disclosure may be made only after NIAID has had thirty (30) days to review the proposed disclosure to determine if it includes any CONFIDENTIAL information, except when a shortened time period under court order pertains.

5.	Recipient agrees to provide a written report to NIAID within sixty (60) days after the end of each calendar year during the term of this Agreement. This report shall document the progress made towards producing a smallpox vaccine and list all activities and results obtained using the Materials during the preceding calendar year. Recipient shall submit these reports to NIAID at the Mailing Address for Notices indicated on the Signature Page of this Agreement.

6.	Recipient agrees to provide, at no charge, the laboratory of Dr. Bernard Moss at NIAID reasonable quantities of Materials and Commercial Products that Recipient makes, uses, sells, or offers for sale or otherwise makes available for public use under terms no more restrictive than those of the NIH Simple Letter Agreement (Federal Register [64 FR 72090] p. 72094).

7.	Recipient agrees to retain control over the Materials, and not to distribute them to third parties without the prior written consent of NIAID a) except as permitted in Paragraph 3 and b) except that Recipient may transfer the Materials to its contractor for the sole purpose of developing Licensed Products or Licensed Processes. In the case of b) above, Recipient agrees to notify the NIAID in writing and to ensure that the

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agreement between Company and the contractor will be consistent with the Company’s obligations under this Agreement.

8.	Recipient agrees that this Agreement does not preclude NIAID from distributing the Materials to third parties for research or commercial purposes.

9.	By this Agreement, NIAID grants no patent rights expressly or by implication to any anticipated or pending NIAID patent applications or issued patents.

10.	NO WARRANTIES, EXPRESS OR IMPLIED, ARE OFFERED AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF THE MATERIALS PROVIDED TO RECIPIENT UNDER THIS AGREEMENT, OR THAT THE MATERIALS OR COMMERCIAL PRODUCTS MAY BE EXPLOITED WITHOUT INFRINGING THE PATENT RIGHTS OF ANY THIRD PARTIES. Recipient accepts transfer of the Materials “as is”, and NIAID does not offer any guarantee of any kind.

11.	Recipient agrees to indemnify and hold harmless the United States Government from any claims, costs, damages, or losses that may arise from or through Recipient’s use of the Materials or Commercial Products. Recipient further agrees that it will not by its action bring the United States Government into any lawsuit involving the Materials or Commercial Products.

12.	Recipient agrees in its use of Materials to comply with all applicable statutes, regulations, and guidelines, including PHS and DHHS regulations and guidelines. Recipient agrees not to use the Materials or the Commercial Products for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. Recipient agrees not to use the Materials or Commercial Products for research involving hitman subjects or clinical trials outside of the United States without notifying NIAID, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to NIAID of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

13.	Recipient may terminate this Agreement upon sixty (60) days written notice to NIAID.

14.	NIAID may terminate this Agreement if Recipient is in default in the performance of any material obligation under this Agreement, and if the default has not been remedied within ninety (90) days after the date of written notice by NIAID of such default.

15.	Upon termination of this Agreement, Recipient agrees to return all Materials and Commercial Products to NIAID, or provide NIAID with certification of their destruction.

16.	Within ninety (90) days of termination of this Agreement, Recipient agrees to submit a final report to NIAID that specifies all activities and results related to use of Materials and Commercial Products by Recipient.

17.	This Agreement shall be construed in accordance with U.S. Federal law, as interpreted and applied by the U.S. Federal courts in the District of Columbia. Federal law and regulations will preempt any conflicting or inconsistent provisions in this Agreement. Recipient agrees to be subject to the jurisdiction of U.S. courts.

18.	This Agreement constitutes the entire understanding of NIAID and Recipient and supersedes all prior agreements and understandings with respect to the Materials.

19.	This Agreement shall become effective on the date when the last party has signed this Agreement.

20.	The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

NIAID Biological Materials Transfer Agreement CONFIDENTIAL
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21.	Each Party has caused this Agreement to be executed on its behalf in duplicate, each of which shall be deemed to be an original.

22.	Paragraphs 4, 10, 11, 12, 15, 17, 18, 20, and 22 shall survive termination of this Agreement.

SIGNATURES BEGIN ON NEXT PAGE

NIAID Biological Materials Transfer Agreement CONFIDENTIAL
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NIAID BIOLOGICAL MATERIALS TRANSFER AGREEMENT

SIGNATURE PAGE

In Witness Whereof, the parties have executed this Agreement on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For NIAID:

Michael R. Mowatt	Date 10 Oct 2003

Michael R. Mowatt, Ph.D.
Director, Office of Technology Development

Mailing Address for Notices:	OFFICE OF TECHNOLOGY DEVELOPMENT NIAID, NTH 6610 Rockledge Drive Room 4071 Bethesda MD 20892-6606 Tel: 301/496-2644 Fax: 301/402-7123

For Recipient (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Recipient made or referred to in this document are truthful and accurate.):

By: GeneMax Pharmaceuticals Inc.

Signature of Authorized Official	Date 21 Oct 2003

Ronald L. Handford
President & CEO

Official and Mailing Address for Notices:

GeneMax Pharmaceuticals Inc.
400-1681 Chestnut Street,
Vancouver B.C.
Canada
V6J4M6

Any false or misleading statements made, presented, or submitted to the U.S. Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§ 3801-3812 (civil liability) and 18 U.S.C. § 1001 (criminal liability including fine(s) and/or imprisonment).

NIAID Biological Materials Transfer Agreement CONFIDENTIAL
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